Exhibit 99.1

ARES CAPITAL CORPORATION ANNOUNCES RESULTS OF ANNUAL MEETING

New York, NY, May 30, 2008 – Ares Capital Corporation (NASDAQ:  ARCC) announced today that during its annual meeting of stockholders held on May 29, 2008 in New York, its stockholders approved the re-election of Douglas E. Coltharp as a Class I director, the selection of KPMG LLP as the Company’s independent registered public accounting firm and the Corporation’s ability to issue certain convertible debt or debt with warrants.  In addition, Ares Capital Corporation’s board of directors approved the extension of the Company’s advisory agreement with its investment adviser, Ares Capital Management LLC, and the extension of the Company’s administration agreement with its administrator, Ares Operations LLC, in each case until June 1, 2009.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company. Ares Capital Corporation has elected to be regulated as a business development company under the Investment Company Act of 1940. Its investment objective is to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private U.S. middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Capital Corporation undertakes no duty to update any forward-looking statements made herein.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.

CONTACT

Rick Davis

Ares Capital Corporation
310-201-4200